GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement (this "Agreement") is entered into as of the 15th day of November, 2007 (hereinafter referred to as the effective date of the Agreement), by and among Global Intelligence Network, a Nevada corporation; Attorney’s Process & Investigation Services, Inc., a Wisconsin corporation; Griffin Investigations, a Nevada corporation; AmericanChecked, Inc., a Oklahoma corporation; GGS-US, a Nevada corporation; International Investigative Solutions, a Nevada corporation; and, AP-ID Incorporated, a Nevada corporation (hereinafter referred to individually as “Member” and collectively as “Members”)), and Global Risk Management & Investigative Solutions, a Nevada corporation (hereinafter referred to as "GRMIS"), Members and GRMIS are collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, Members and GRMIS wish to enter into a strategic alliance to market and perform certain complementary business consulting services;

WHEREAS, GRMIS was created to be a one source risk management and security solution for multiple industries;

WHEREAS, Members are independently in various risk management and security solutions businesses, including investigative, technical IT, background, document verification, and data banks of security information to a wide range of clients; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter expressed, the Parties hereto do mutually agree as follows:

ARTICLE I. SCOPE OF STRATEGIC ALLIANCE.

1. Members shall consist of:

1.1.1 GGS-US Ltd. – GGS-US Ltd (“GGS”) is a Technology Risk Management Company contracting with major gaming and non-gaming companies with international holdings. GGS consults in gaming regulation and licensing matters. GGS conducts various technologies related testing and auditing, including but not limited to the following: Sarbanes Oxley 404 Compliance, Disaster Recovery, Systems & Data Security, Games & Systems Testing, Payment Card Industry Certification, Product & Quality Assurance and Operational & Process Auditing.

1.1.2 Global Intelligence Network. Global Intelligence Network (“Global”) is a private investigative firm which conducts background investigations of individuals and companies for governmental compliance, regulatory due diligence, pre-employment backgrounds and employee re-evaluations in over 70 countries.

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

1.1.3. Griffin Investigations. Griffin Investigations (“Griffin”) is the exclusive international supplier of surveillance intelligence data providing complete historical database available to gaming establishments. Griffin provides the first step in defense from suspected cheaters and counters assisting in identifying the subject.

1.1.4. API. API provides litigation support services and assists corporations and government agencies with their growing investigative support needs. API provides local, regional, national, and international clients with successful solutions to their security and personnel challenges.

1.1.5. AP-ID. AP-ID produces ePAC. ePAC, Electronic Patriot Act Compliance, is comprised of sophisticated document scanner and revolutionary software that identifies the form of document, authenticates that the document is valid, and then validates the individuals’ status against nations “watch” lists as well as the clients own internal lists, and procedures.

1.1.6. AmericanChecked. AmericanChecked is a single source provider offering a complete menu of background screening, assessment and drug testing services.

1.1.7 International Investigative Solutions. International Investigative Solutions is a provider of background investigations of individuals and companies for pre-employment backgrounds and employee re-evaluations.

1.2. Members shall, in a professional manner, take all steps necessary to market and perform their Risk Management and Security Solutions Business and its other services (collectively the "Services") for clients referred to amongst Members and coordinated through GRMIS. Any engagement to perform Services shall be on such terms and conditions as Members and GRMIS may approve in their sole discretion. GRMIS will coordinate the referrals of all Member Services and provide marketing and advertising unity amongst Members. Notwithstanding the foregoing, GRMIS may, at its election, bill the client directly for Services and under such circumstances Members shall bill GRMIS the pre-agreed amount for the engagement as adjusted by any client-approved change orders; otherwise, Members will bill the client directly. GRMIS agrees to include reference to Members responsible for the Services in each contract and proposal involving Member Services. Members Risk Management and Security Solutions Business, and other proprietary information and associated products, copyrights, trademarks, trade names and logos developed by Members individually shall remain the property of each Member and reference to Members's rights shall be made in all uses of such materials in at least 12 point type.

1.3. GRMIS shall, in a professional manner, take all steps necessary to market and perform its Risk Management and Security Solutions consulting services (collectively the "GRMIS Services") for Members. Any engagement to perform GRMIS Services shall be on such terms and conditions as Members may collectively approve in their collective discretion. GRMIS will market the Services of Members, for and on behalf of Members, and Services contracted by GRMIS shall be performed by Members.

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1.4. Members shall, in addition to Services referred by GRMIS, perform Services referred to individual Members by other Members through GRMIS.

ARTICLE II. PERIOD OF PERFORMANCE.

2. This Agreement shall be effective as of the date first set forth above and, shall expire on the later of (i) five (5) years from the date hereof, or (ii) with respect to any projects identified in any contract for which GRMIS is billing the client directly, upon the completion of Members's Services and receipt of payment by Member from GRMIS for said services. This Agreement shall be automatically renewed for successive one year periods unless either party gives written notice of termination to the other party at least thirty (30) days prior to the date of expiration. Notwithstanding the foregoing, this Agreement shall be earlier terminated (x) by mutual agreement of the parties, or (y) at any time upon sixty (60) days advance written notice to the other party. Time is of the essence in this Agreement.

ARTICLE III. COMPENSATION.

3. Compensation and Referrals. Compensation amongst the Parties shall be based upon the referral of business by and amongst the Parties.

       3.1 Compensation. Subject to the terms of this Agreement, GRMIS will act as a coordinator of referrals originating from Members to Members. Members will be compensated for actual sales of products and services to customers and end users resulting from sales referrals (“Referrals”) generated by other Members.

        3.2 Submission of Referrals. All Referrals shall be submitted from Members or their affiliate organizations (“Referral Provider”) to GRMIS. GRMIS shall determine which Member (“Recipient”) to refer the Referral to based upon each Members product, service, and ability to service the customer or end user.

        3.3 Payment. Recipient will pay GRMIS a ten percent (10%) commission for sales of Recipient’s products and services, unless otherwise agreed upon by the Referral Provider, GRMIS, and the Recipient. GRMIS shall pay the Referral Provider one-half of the collected commission. Recipient reserves the right to charge back to GRMIS any commissions paid for customers or end users that cancel, return product(s) or who dispute the transaction. Upon a charge back to GRMIS, GRMIS will have the right to charge back to the Referral Provider the commissions received in the concurrent transaction.

         3.4 Competing Referrals. In the event there are more than one Referral Provider capable of servicing the client or customer, then in that event the Members shall establish a voting methodology by which each Member will have a vote towards determining the ultimate recipient of the Referral.

        3.5 Reporting and Payment. (a) GRMIS will provide a monthly report to Members within forty-five (45) days following the end of a calendar month of all Referrals submitted by the Referral Provider and the payments and or obligations for payments from the recipient.

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

        3.6 Audit. GRMIS may from time to time, but not more than once every twelve (12) months, perform an audit upon reasonable notice to Members to determine compliance with the terms of this Agreement. Any audit must be conducted during the hours of 8 AM and 5 PM Pacific Time by an independent certified public accountant selected by GRMIS and reasonably satisfactory to Members and all costs of an audit shall be borne by GRMIS; provided, however, that if the results of an audit disclose a shortfall, the Member creating such shortfall shall promptly pay to GRMIS the amount of such underpayment and, if the results disclose a shortfall of more than two percent (2%) shall also promptly pay to GRMIS interest on such underpayment at the rate of twelve percent per annum and the reasonable costs of the audit.

ARTICLE IV. MANAGEMENT.

4. Each party shall designate a partner, officer or other senior person to be responsible for the overall administration of this Agreement. GRMIS shall have ultimate responsibility for client relationships for those clients that it elects to bill directly for Member Services and Members will respond to GRMIS's direction.

ARTICLE V. CONFIDENTIAL INFORMATION.

5. The parties acknowledge and agree that in the course of the performance of the GRMIS Services and the Member Services (collectively, the "Services") and the providing of any products, or additional services pursuant to this Agreement, that each may be given access to, or come into possession of, confidential information of the other party which information may contain trade secrets, proprietary data or other confidential material of that party. Therefore the parties have executed a Non-Disclosure Agreement which is attached hereto as Exhibit A, and incorporated by reference as if fully set forth herein. Materials used in any engagement undertaken pursuant to this Agreement shall not be altered or changed without the consent of both parties.

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

ARTICLE VI. NO PARTNERSHIP.

6. Nothing herein contained shall be construed to imply a joint venture, partnership or principal-agent relationship between GRMIS and Members, and neither party shall have the right, power or authority to obligate or bind the other in any manner whatsoever, except as otherwise agreed to in writing. The parties do not contemplate a sharing of profits relating to the GRMIS Services or the Member Services so as to create a separate taxable entity under Section 761 of the Internal Revenue Code of 1986, as amended, nor co-ownership of a business or property so as to create a separate partnership under the law of any jurisdiction, including, without limitation, Nevada. Accordingly, for tax, property and liability purposes GRMIS will provide the GRMIS Services, and Members will perform the Member Services, each on a professional basis and as an independent contractor of the other. Revenues and expenses relating to the Services and any additional services shall be reported separately by the parties for tax purposes. During the performance of any of the Services, GRMIS's employees will not be considered employees of Members, and vice versa, within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker's compensation, industrial accident, labor or taxes of any kind. GRMIS's personnel who are to perform the GRMIS Services or additional services to be provided by GRMIS hereunder shall be under the employment, and ultimate control, management and supervision of GRMIS. Members's personnel who are to perform the Member Services or additional services to be provided by Member hereunder shall be under the employment, and ultimate control, management and supervision of Member. It is understood and agreed that Member's employees shall not be considered GRMIS's employees within the meaning or application of GRMIS's employee fringe benefit programs for the purpose of vacations, holidays, pension, group life insurance, accidental death, medical, hospitalization, and surgical benefits, and vice versa.

ARTICLE VII. TRADEMARK, TRADE NAME AND COPYRIGHTS.

7. Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party's trade name, trademarks or copyrights.

ARTICLE VIII. INDEMNIFICATION.

8. Each of GRMIS and Members, at their own expense, shall indemnify, defend and hold the other, its partners, shareholders, directors, officers, employees, and agents harmless from and against any and all third-party suits, actions, investigations and proceedings, and related costs and expenses (including reasonable attorney's fees) resulting solely and directly from the indemnifying party's negligence or willful misconduct. Neither GRMIS nor Members shall be required hereunder to defend, indemnify or hold harmless the other and/or its partners, shareholders, directors, officers, directors, employees and agents, or any of them, from any liability resulting from the negligence or wrongful acts of the party seeking indemnification or of any third-party. Each of GRMIS and Members agrees to give the other prompt written notice of any claim or other matter as to which it believes this indemnification provision is applicable. The indemnifying party shall have the right to defend against any such claim with counsel of its own choosing and to settle and/or compromise such claim as it deems appropriate. Each party further agrees to cooperate with the other in the defense of any such claim or other matter.

ARTICLE IX. NON-SOLICITATION OF PERSONNEL.

9. Members and GRMIS agree not to engage in any attempt whatsoever, to hire, or to engage as independent contractors, the other's employees or independent contractors during the term of this Agreement and for a period of six (6) months following expiration or termination of this Agreement except as may be mutually agreed in writing.

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

ARTICLE X. INTELLECTUAL PROPERTY

10. Work performed on engagements pursuant to this Agreement by either GRMIS and/or Members and information, materials, products and deliverables developed in connection with engagements pursuant to this Agreement shall be the property of the respective parties performing the work or creating the information. All underlying methodology utilized by Members and GRMIS respectively which was created and/or developed by either prior to the date of this Agreement and utilized in the course of performing engagements pursuant to this Agreement shall not become the property of the other. Each party's rights, titles and interests are described in the Non-Disclosure Agreement attached hereto as Exhibit A.

ARTICLE XI. GENERAL PROVISIONS.

10.1. Entire Agreement: This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except for in writing signed by a duly authorized representative of each of the parties.

10.2. Conflict: In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

10.3. Assignment and Delegation: Neither party shall assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person and/or entity without prior express written approval of the other party.

10.4. Notices: Any notice required or permitted to be given under this Agreement shall be in writing, by hand delivery, commercial overnight courier or registered or certified U.S. Mail, to the address stated below for Members or to the address stated below for GRMIS, and shall be deemed duly given upon receipt, or if by registered or certified mail three (3) business days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.

If to Global Risk Management & Investigative Solutions:

Kyle Edwards
3950 East Patrick Lane
Suite 101
Las Vegas, Nevada 89120

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

If to Members:

Global Intelligence Network
Peter Maheu
3950 East Patrick Lane
Las Vegas, Nevada 89120

Attorney’s Process & Investigation Services, Inc.
Dennis Nelson
205 Doty Street
Suite 202
Green Bay, WI 54301

GGS-US	Copy To:	GGS-US
Stephen Toneguzzo		Stephen Toneguzzo
P.O. Box 854 Mullumbimby		P.O. Box 98382
NSW, 2482, Australia		Las Vegas, Nevada 89193

Griffin Investigations
Beverly S. Griffin
10336 Luxembourg Ave.
Las Vegas, NV 89145

AmericanChecked, Inc.
Julie Hakman
4870 S. Lewis Ave.
Suite 211
Tulsa, OK 74105

AP-ID Incorporated
Michael Pate
205 Doty Street
Suite 202
Green Bay, WI 54301

International Investigative Solutions
Kyle Edwards
3950 East Patrick Lane
Las Vegas, Nevada 89120

10.5. Severability: If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

10.6. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its choice of law principles.

10.7. Paragraph Headings: The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit, or describe the scope or intent of this Agreement and are to be given no legal effect.

10.8. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9. Exhibits: The Exhibits attached hereto are made a part of this Agreement as if fully set forth herein.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

Global Risk Management & Investigative Services,
a Nevada corporation

By:	/s/ Kyle Edwards
Kyle Edwards, President

MEMBERS:

Global Intelligence Network,
a Nevada corporation

By:	/s/ Peter Maheu
Peter Maheu, President

Attorney’s Process & Investigation Services, Inc.,
a Wisconsin corporation

By:	/s/ Dennis Nelson
Dennis Nelson, President

GGS-US,
a Nevada corporation

By:	/s/ Stephen Toneguzzo
Stephen Toneguzzo, CEO

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

Griffin Investigations,
a Nevada corporation

By:	/s/ Beverly S. Griffin
Beverly S. Griffin, President

AmericanChecked, Inc.,
a Oklahoma corporation

By:	/s/ Julie Hakman
Julie Hakman, President

AP-ID Incorporated,
a Nevada

By:	/s/ Michael Pate
Michael Pate, CEO

International Investigative Solutions
a Nevada corporation

By:	/s/ Kyle Edwards
Kyle Edwards, President

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

Exhibit A
NONDISCLOSURE AGREEMENT

In connection with a Strategic Alliance Agreement, Global Risk Management & Investigative Solutions ("Company"), and its Members as set forth in the Strategic Alliance Agreement of which this Nondisclosure Agreement is an Exhibit, has disclosed or may disclose to you business information, technical information and/or ideas ("Proprietary Information").

In consideration of any disclosure and any negotiations concerning the proposed business relationship, you agree as follows:

1.           You will hold in confidence and not possess or use (except to evaluate within the U.S. the proposed business relationship) or disclose any Proprietary Information except information you can document (a) is in the public domain through no fault of yours, (b) was properly known to you, without restriction, prior to disclosure by Company, or (c) was properly disclosed to you by another person without restriction, and you will not reverse engineer or attempt to derive the composition or underlying information, structure or ideas of any Proprietary Information. The foregoing does not grant you a license in or to any of the Proprietary Information.

2.           If you decide not to proceed with the proposed business relationship or if asked by Company, you will promptly return all Proprietary Information and all copies, extracts and other objects or items in which it may be contained or embodied.

3.           You will promptly notify Company of any unauthorized release of Proprietary Information.

4.           You understand that this statement does not obligate Company to disclose any information or negotiate or enter into any agreement or relationship.

5.           You acknowledge and agree that due to the unique nature of the Proprietary Information, any breach of this agreement would cause irreparable harm to Company and the Members of the Strategic Alliance Agreement for which damages are not an adequate remedy and that Company and the Members of the Strategic Alliance Agreement shall therefore be entitled to equitable relief in addition to all other remedies available at law.

6.           The terms of this Agreement will remain in effect with respect to any particular Proprietary Information until you can document that it falls into one of the exceptions stated in Paragraph 1 above.

7.           This Agreement is governed by the internal laws of the State of Nevada and may be modified or waived only in writing. If any provision is found to be unenforceable, such provision will be limited or deleted to the minimum extent necessary so that the remaining terms remain in full force and effect. The prevailing party in any dispute or legal action regarding the subject matter of this Agreement shall be entitled to recover attorneys' fees and costs.

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

Acknowledged and agreed on November 15, 2007:

Global Risk Management & Investigative Services,
a Nevada corporation

By:	/s/ Kyle Edwards
Kyle Edwards, President

MEMBERS:

Global Intelligence Network,
a Nevada corporation

By:	/s/ Peter Maheu
Peter Maheu, President

Attorney’s Process & Investigation Services, Inc.,
a Wisconsin corporation

By:	/s/ Dennis Nelson
Dennis Nelson, President

GGS-US,
a Nevada corporation

By:	/s/ Stephen Toneguzzo
Stephen Toneguzzo, CEO

Griffin Investigations,
a Nevada corporation

By:	/s/ Beverly S. Griffin
Beverly S. Griffin, President

AmericanChecked, Inc.,
a Oklahoma corporation

By:	/s/Julie Hakman
Julie Hakman, President

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS

AP-ID Incorporated,
a Nevada

By:	/s/ Michael Pate
Michael Pate, CEO

International Investigative Solutions
a Nevada corporation

By:	/s/ Kyle Edwards
Kyle Edwards, President